UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 3, 2008

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 116th Ave SE, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2008, Captaris, Inc., a Washington corporation (the “Company”), Open Text Corporation, a Canadian corporation (the “Guarantor”), Open Text Inc., an Illinois corporation and an indirect wholly-owned subsidiary of the Guarantor (“Open Text”), and Oasis Merger Corp., a Washington corporation and wholly-owned subsidiary of Open Text (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by Open Text.

Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Open Text (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time, other than shares with respect to which the holder has properly exercised and maintained dissenters’ rights, will be automatically converted into the right to receive an amount of cash equal to $4.80.

The consummation of the Merger is subject to various customary conditions, including approval of the Merger Agreement and Merger by the Company’s shareholders and the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations and warranties between the Company, Open Text and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including covenants regarding the parties’ efforts to cause the closing to be completed and the Company’s calling and holding a meeting of its shareholders to approve the Merger Agreement and Merger. Subject to certain customary exceptions, the Merger Agreement contains restrictions on the ability of the Company to solicit third party proposals or provide information to, or participate in negotiations with, third parties regarding competing proposals.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company may be required to pay Open Text a termination fee of $4,900,000, in addition, if the Merger Agreement is terminated under certain circumstances, the Company may be required to reimburse Open Text for certain out-of-pocket expenses, subject to a cap of $2,000,000, which will reduce the amount of any termination fee that may be payable.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Merger Agreement. Accordingly, investors and the Company shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with entering into the Merger Agreement, the board of directors of the Company approved and adopted, and the Company entered into, Amendment No. 1, dated as of September 3, 2008 (“Amendment No. 1”), to the Rights Agreement, dated as of January 24, 2001, by and between the Company (formerly AVT Corporation) and Mellon Investor Services LLC, as rights agent.

Amendment No. 1, among other things, provides that the execution and delivery of, and the consummation of the transaction contemplated by, the Merger Agreement will not cause the Guarantor, Open Text or Merger Sub to become an “Acquiring Person”.

The foregoing description of Amendment No. 1 does not purport to be complete, and is qualified in its entirety by reference to Amendment No. 1, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction, the Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and the Company shareholders are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available, because those documents will contain important information about the proposed transaction. The final proxy statement will be mailed to the shareholders of the Company. Investors and the Company shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov. In addition, you may also obtain the Company’s filings with the SEC, free of charge, from the Company’s website at www.captaris.com, under the tab labeled “Investor Relations.”

The Company and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from the Company’s shareholders in favor of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s amendment to its annual report for fiscal year ended December 31, 2007 on Form 10-K, which was filed with the SEC on April 29, 2008. Additional information regarding the interests of the Company’s potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 3, 2008, by and among Open Text Corporation, Open Text, Inc., Oasis Merger Corp., and Captaris, Inc. (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Amendment No. 1, dated as of September 3, 2008, to the Rights Agreement, dated January 24, 2001, by and between Captaris, Inc. (formerly AVT Corporation) and Mellon Investor Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC.

By:	/S/ PETER PAPANO
Peter Papano Chief Financial Officer

Dated: September 8, 2008